Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Provides Preliminary Third Quarter 2021 Results

Macroeconomic challenges and significant reductions in production forecasts continue

NOVI, Mich. — October 13, 2021 — Stoneridge, Inc. (NYSE: SRI), a leading designer and manufacturer of highly engineered electrical and electronic vehicle systems, today provided a business update and preliminary third quarter results reflecting continued supply chain-related challenges that resulted in reduced production schedules by the Company’s OEM customers and incremental material and logistics costs.

On September 16, 2021, IHS Markit released its latest forecast for worldwide automotive production. Further, on October 1, 2021, LMC released its latest forecast for worldwide commercial vehicle production. Based on these updated forecasts, Stoneridge’s weighted average end-markets for the third quarter 2021 declined by approximately 13.0% relative to third quarter forecasted production assumptions provided during the Company’s second quarter 2021 earnings call.

“The overall transportation industry continues to be challenged by the global pandemic and its aftermath. Recent production shutdowns and altered production forecasts at our automotive and commercial vehicle OEM customers, often on short notice, have created volatility and had a negative impact on our financial results for the third quarter,” commented Jon DeGaynor, president and chief executive officer.

For the third quarter 2021, the Company announced that preliminary sales are expected to be approximately $180.0 million. Third quarter 2021 operating loss is expected to be between ($9.2) million to ($8.2) million, or approximately (5.1%) to (4.6%) of sales, and adjusted operating loss is expected to be between ($7.2) million to ($6.2) million, or approximately (4.0%) to (3.5%) of sales. Third quarter 2021 loss per share (“EPS”) is expected to be between ($0.40) to ($0.34) and adjusted EPS is expected to be between ($0.29) to ($0.23). The exhibits attached hereto containing Regulation G reconciliations provide additional detail on the normalizing adjustments.

“While our top-line performance has declined less than overall market performance, we continue to face incremental material costs, logistics expenses and component shortages due to the unprecedented global supply chain disruptions and production volatility. In response, we have built on the cost mitigation processes we put in place during the second quarter, while at the same time instituting price increases where possible. Further, we have engaged in broader commercial discussions with our customers and suppliers to further mitigate these elevated costs and strengthen our future partnerships. Although these negotiations are ongoing, we are beginning to realize the financial benefits of these discussions and will continue to work closely with our customers and suppliers to navigate these headwinds both now and as we move forward,” concluded Mr. DeGaynor.

Due to the continued market volatility expected for the remainder of 2021, the Company will provide an update regarding its previously provided full-year 2021 financial guidance during its third quarter earnings 2021 conference call.

Third Quarter 2021 Earnings Conference Call

The Company will webcast its third quarter 2021 earnings conference call live on Thursday, October 28, 2021, at 9:00 a.m. ET with president and chief executive officer, Jon DeGaynor, and chief financial officer, Matt Horvath. The webcast can be accessed on the Webcasts & Presentations page of the Investors section of the Company’s website, www.stoneridge.com.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is a leading designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial vehicle, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows;
•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	our ability to manage foreign currency fluctuations;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruptions due to natural disasters or other disasters outside of our control;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	fluctuations in the cost and availability of key materials (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and components and our ability to offset cost increases;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these preliminary non-GAAP financial measures for the third quarter of 2021 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the preliminary non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that preliminary adjusted operating loss and margin, preliminary adjusted net loss or preliminary adjusted loss per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Preliminary adjusted operating loss and margin, preliminary adjusted net loss and preliminary adjusted loss per share should not be considered in isolation or as a substitute for operating loss, net loss, loss per share or other income statement or cash flow statement data prepared in accordance with GAAP.

Contact:

Kelly K. Harvey

Director, Investor Relations

Kelly.Harvey@Stoneridge.com

Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Preliminary Adjusted Operating Loss

Reconciliation of Preliminary Adjusted Operating Loss (1)
(USD in millions)	Q3 2021
Operating Loss	$(8.7)

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.2
Add: Pre-Tax Restructuring and Business Realignment Costs	1.8
Adjusted Operating Loss	$(6.7)

(1)	Prepared at the mid-point of the Company's preliminary third-quarter financial results range

Exhibit 2 – Preliminary Adjusted EPS

Reconciliation of Q3 2021 Preliminary Adjusted EPS(1)
(USD in millions)	Q3 2021	Q3 2021 EPS
Net Loss	$(10.1)	$(0.37)

Add: After-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.2	0.01
Add: After-Tax Restructuring and Business Realignment Costs	1.5	0.06
Add: Adjustment to Tax Impact Related to Sale of Canton Facility	1.4	0.05
Adjusted Net Loss	$(7.0)	$(0.26)

(1)	Prepared at the mid-point of the Company's preliminary third-quarter financial results range